UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

DIRECTVIEW HOLDINGS, INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF DIRECTVIEW HOLDINGS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

DIRECTVIEW HOLDINGS, INC.

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(561) 750-9777

INFORMATION STATEMENT

(Definitive)

February 24, 2017

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of DirectView Holdings, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, $0.0001 par value per share (the “Common Stock”), of DirectView Holdings, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on February 10, 2017, the Company received a unanimous written consent in lieu of a meeting of the holders of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), as permitted by the Company’s Certificate of Incorporation, as may be amended (the “Certificate”). Each share of Series A Preferred has the equivalent of approximately 9,977,944 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof). Currently, there is one holder of Series A Preferred (the “Series A Stockholder” or the “Majority Stockholder”), holding fifty-one (51) shares of Series A Preferred, resulting in the Series A Stockholder holding in the aggregate approximately 51% of the total voting power of all issued and outstanding voting capital of the Company. The Series A Stockholders authorized the following:

●	The not less than 1 for 10 but not more than 1 for 200 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”)

On February 10, 2017, the Board approved the Reverse Stock Split and recommended to the Majority Stockholder that they approve the Reverse Stock Split. On February 10, 2017, the Majority Stockholder approved the Reverse Stock Split by written consent in lieu of a meeting, in accordance with Nevada law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Reverse Stock Split.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about February 25, 2017.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Stockholders of the Company will benefit from the Reverse Stock Split because it believes that such Reverse Stock Split could be a catalyst for an increase in the stock price of the Common Stock, which in turn could increase the marketability and liquidity of the Company’s Common Stock, as well as increase the profile of the Company for private investment, acquisitions and other future opportunities that become available to the Company.

Accordingly, it is the Board’s opinion that the Reverse Stock Split would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about February 25, 2017.

This Information Statement contains a brief summary of the material aspects of the Reverse Stock Split approved by the Board of DirectView Holdings, Inc., (the “Company,” “we,” “our,” or “us”) and the holder of the Company’s Series A Preferred (the “Series A Stockholder” or the “Majority Stockholder”), which constitute a majority of the voting capital stock of the Company.

Series A Preferred

By unanimous written consent of the Board (as permitted under Nevada law), the number, designation, rights, preferences and privileges of the Series A Preferred were established by the Board (as is permitted under Nevada law and by the Certificate of Incorporation of the Company, as may be amended). The designation, rights, preferences and privileges that the Board established for the Series A Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on January 6, 2016. Holders of shares of Series A Preferred are entitled to vote with holders of the Company’s common stock, such that holders of shares of Series A Preferred shall have the number of votes on all matters submitted to shareholders of the Company that is equal to such number of votes per share of Series A Preferred that, when added to the votes per share of all other shares of Series A Preferred, shall equal 51% of the outstanding voting capital (inclusive of the votes of holders of the Company’s common stock) at the time of the vote or written consent of shareholders. By unanimous written consent of the Board, the Board issued an aggregate of fifty-one (51) shares of Series A Preferred to the Series A Stockholder. As a result of the voting rights granted to the Series A Preferred, the Series A Stockholders holds in the aggregate approximately 51% of the total voting power of all issued and outstanding voting capital of the Company.

As of February 10, 2017, there were issued and outstanding (i) 997,794,385 shares of our Common Stock and (ii) 51 shares of our Series A Preferred Stock. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Reverse Stock Split approved by the Board is 1,506,669,529 (the sum of the votes represented by the issued and outstanding shares of Common Stock and Series A Preferred Stock). Pursuant to Nevada law, at least a majority of the voting equity of the Company, or at least 768,401,459 votes, are required to approve Reverse Stock Split by written consent. The Series A Stockholder, who holds in the aggregate 51 shares of Series A Preferred Stock, 768,401,459 votes or approximately 51% of the voting equity of the Company, have voted in favor of the Reverse Stock Split, thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series A Stockholder, the number of shares of Series A Preferred held by the Series A Stockholder, the total number of votes that the Series A Stockholders voted in favor of the Reverse Stock Split and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series A Stockholder	Number of Shares of Series A Preferred held	Number of Votes held by such Series A Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Roger Ralston	51	768,401,459	768,401,459	51%

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ACTIONS TO BE TAKEN

The Reverse Stock Split will become effective on the date that we file the Certificate of Amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We currently expect to file the Amendment on or about March 6, 2017.

NOT LESS THAN 1 FOR 10 BUT NOT MORE THAN 1 FOR 200 REVERSE STOCK SPLIT

GENERAL

Our Board approved by unanimous written consent not less than 1 for 10 but not more than 1 for 200 reverse stock split (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, every 10 shares at a minimum or every 200 shares at a maximum, of our Common Stock will be automatically converted, without any further action by the Stockholders, into one share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share. The Company anticipates that the effective date of the Reverse Stock Split will be March 15, 2017.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

Our Board believes that, among other reasons, the number of outstanding shares of Common Stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates. Our Board proposed the Reverse Stock Split as one method to attract business opportunities for the Company. Our Board believes that the Reverse Stock Split could increase the stock price of our Common Stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well.

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The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 997,794,385 shares as of February 10, 2017 to approximately 99,779,438 shares in the event of a 1-for-10 reverse stock split and 4,988,971 in the event of a 1-for-200 reverse stock split (depending on the number of fractional shares that are issued). The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our Stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of Common Stock, more shares of Common Stock are available for issuance as a result of the Reverse Stock Split. The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment. Although the foregoing effect is mitigated somewhat by the reduction in the number of authorized shares of Common Stock described below, the number of shares of Common Stock remaining available for issuance is still greater than prior to the Reverse Stock Split because we are not reducing the total number of authorized shares of Common Stock by the same ratio as the Reverse Stock Split.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares of Common Stock may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split

1-for-10

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
1,000,000,000	997,794,385	2,205,615

Post-Reverse Stock Split

1-for-10

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
1,000,000,000	99,779,438	900,220,562

Pre-Reverse Stock Split

1-for-200

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
1,000,000,000	997,794,385	2,205,615

Post-Reverse Stock Split

1-for-200

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
1,000,000,000	4,988,971	995,011,029

If the Reverse Stock Split is between the two numbers (1-for-10 and 1-for-200) in the table above, the number of outstanding shares will be proportionately reduced.

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CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

Following the Reverse Stock split, there will be approximately 900,220,562 additional shares in the event of a 1-for-10 reverse stock split and 995,011,029 in the event of a 1-for-200 reverse stock split (depending on the number of fractional shares that are issued) additional shares of Common Stock available for issuance by the Board, without further shareholder approval, for stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of available authorized shares of Common Stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding. Other than convertible notes and other agreements previously disclosed by the Company in its public filings, there is currently no plan, agreement or other understanding that could require the Company to issue shares of Common Stock.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Stock Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

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PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Stock Split will become effective on March 15, 2017, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, Standard Registrar and Transfer Co., Inc., will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre- Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates representing post- Reverse Stock Split shares of Common Stock in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new stock certificates will be issued to a Stockholder until such Stockholder has surrendered the outstanding stock certificate(s) held by such Stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the amendment to the Certificate of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated record date of March 6, 2017, for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

NO APPRAISAL RIGHTS

Under Nevada law, our Stockholders are not entitled to appraisal rights in connection with the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of February 13, 2017, certain information regarding beneficial ownership of the common stock of the Company by (a) each person or group known by the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company, (b) each director and executive officer of the Company, and (c) all directors and executive officers of the Company as a group. Each shareholder named in this table has sole voting and investment power with respect to shares of the common stock shown in table.

Name of Beneficial Owner (1)	Shares of Series A Preferred	Percent of Series A Preferred (2)	Shares of Common Stock	Percent of Common Stock (2)

Roger Ralston
Chief Executive Officer, President, Chairman	51	100%	52,940,098	5.31%

Michele Ralston
Chief Financial Officer, Secretary, Treasurer and Director	0	0%	8,334	* %

All officers and directors as a group (2 persons)	51	100%	52,948,432	5.31%

All officers, directors and 5% holders as a group (2 persons)	51	100%	52,948,432	5.31%

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(1)	The address for each officer and director is 21218 Saint Andrews Blvd., Suite 323, Boca Raton, FL unless otherwise noted.

(2)	Calculated on the basis of 997,794,385 shares outstanding on February 24, 2017.

* represents less than 1%

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the Commission by the Company, is incorporated herein by reference:

●	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, as filed with the SEC on August 19, 2016;

●	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, as filed with the SEC on November 21, 2016;

●	The Company’s Current Report on Form 8-K, as filed with the SEC on January 19, 2016;

You may request a copy of these filings, at no cost, by writing DirectView Holdings, Inc., 21218 Saint Andrews Blvd., Suite 323, Boca Raton, FL or telephoning the Company at (561) 750-9777. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 21218 Saint Andrews Blvd., Suite 323, Boca Raton, FL or telephoning the Company at (561) 750-9777.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Reverse Stock Split, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Roger Ralston
Robert Ralston
Chief Executive Officer and Chairman of the Board of the Directors

/s/ Michele Ralston
Michele Ralston
Chief Financial Officer, Secretary, Treasurer and Director

Dated: February 24, 2017

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